UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)
300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)

(405) 225-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2006, Sonic Corp. (the “Company”) signed an amendment to its credit agreement dated as of September 14, 2006 (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Lenders”), which provides for a revolving credit facility and term loan facility. The amendment increases the amount of capital stock that the Company is permitted to repurchase in fiscal 2007 from $25 million to $100 million.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10
First Amendment to Credit Agreement dated November 6, 2006 among Sonic Corp., as the borrower, the domestic subsidiaries of Sonic Corp., as the guarantors, Bank of America N.A., as Administrative Agent and the other Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: November 9, 2006	By: /s/ Stephen C. Vaughan
Stephen C. Vaughan,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10
First Amendment to Credit Agreement dated November 6, 2006 among Sonic Corp., as the borrower, the domestic subsidiaries of Sonic Corp., as the guarantors, Bank of America N.A., as Administrative Agent and the other Lenders party thereto.